Exhibit 4.4

FORM OF RESCISSION FORM

Banco Latinoamericano de Exportaciones, S.A. Rights Offering

As set forth in Banco Latinoamericano de Exportaciones, S.A.’s (the “Company’s”) prospectus dated May 20, 2003 (the “Prospectus”) under “The Offer—Payment for Shares,” this form or one substantially equivalent hereto may be used as a means of effecting the rescission of a subscription for all shares of the Company’s common stock subscribed for by exercise of Rights pursuant to the Primary Subscription and the Over-Subscription Privilege. Only subscriptions originally received by the Subscription Agent prior to 5:00 p.m., New York City time, on June 18, 2003 may be rescinded. Subscriptions received after that time may not be rescinded. Such form may be delivered by hand or sent by facsimile transmission, overnight courier or mail to The Bank of New York, the Subscription Agent, and must be received prior to 5:00 p.m., New York City time, on June 20, 2003 (the “Expiration Date”). The terms and conditions of the Offer set forth in the Prospectus are incorporated by reference herein. Capitalized terms not defined herein have the meanings attributed to them in the Prospectus.

The Subscription Agent is:

THE BANK OF NEW YORK

By Mail:	By Overnight Courier or By Hand:
The Bank of New York Reorganization Services P.O. Box 11248 Church Street Station New York, NY 10286-1248	The Bank of New York Reorganization Services 101 Barclay Street Receive and Deliver Window, Street Level New York, NY 10286

By Facsimile Transmission:

(212) 815-6433

To Confirm Facsimile Transmission Only:

(212) 815-6212

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION

VIA A TELECOPY OR FACSIMILE NUMBER, OTHER THAN AS SET FORTH

ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY

PLEASE FILL IN ALL APPLICABLE INFORMATION:

1.	A)	Number of Shares Subscribed for under the Primary Subscription:

I hereby irrevocably rescind my previous subscription

(which was originally submitted to the Subscription

Agent prior to 5:00 p.m. on June 18, 2003) for the

number of Shares indicated herein.

Name of Subscriber(s)/Registered Owner(s):

Signature of Subscriber(s):

(Joint owners should each sign. If signing as an

executor, administrator, attorney, trustee, or guardian,

give title as such. If a corporation, sign in the full

corporate name by an authorized officer. If a

partnership, sign in the name of authorized person.)

Name of Subscriber(s):

Fax No.:

E-mail Address:

	B)	Number of Shares subscribed for under the Over-Subscription Privilege:
	C)	Total of (A) and (B) above